EXHIBIT 12

                                  U S WEST, Inc.
                        RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)

                                                           YEAR ENDED DECEMBER 31,
                                                        --------------------------------
                                                            1996        1995         1994         1993          1992
                                                        -----------  -----------  -----------  -----------  -----------
Income before income taxes, extraordinary item and
  cumulative effect of change in accounting
  principles..........................................   $   1,840    $   2,154    $   2,283    $     745     $   1,569
Interest expense (net of amounts capitalized).........         612          527          442          439           453
Interest factor on rentals (1/3)......................          91           95           96          102            98
Equity losses in unconsolidated ventures (less than
  50% owned)..........................................         168           66           --           --            --
Guaranteed minority interest expense..................          55           14           --           --            --
                                                         ---------    ---------    ---------    ---------     ---------
Earnings..............................................   $   2,766    $   2,856    $   2,821    $   1,286     $   2,120
                                                         ---------    ---------    ---------    ---------     ---------
                                                         ---------    ---------    ---------    ---------     ---------
Interest expense......................................   $     680    $     599    $     486    $     439     $     453
Interest factor on rentals (1/3)......................          91           95           96          102            98
Guaranteed minority interest expense..................          55           14           --           --            --
                                                         ---------    ---------    ---------    ---------     ---------
Fixed charges.........................................   $     826    $     708    $     582    $     541     $     551
                                                         ---------    ---------    ---------    ---------     ---------
                                                         ---------    ---------    ---------    ---------     ---------
Ratio of earnings to fixed charges....................        3.35         4.03         4.85         2.38          3.85
                                                         ---------    ---------    ---------    ---------     ---------
                                                         ---------    ---------    ---------    ---------     ---------



    All years have been restated to exclude the capital assets segment which was discontinued as of June 1, 1993.

    The 1993 ratio is based on earnings from continuing operations before extraordinary charges associated with the decision to discontinue accounting for the operations of the Company in accordance with SFAS No. 71 of $3,123 and the early extinguishment of debt of $77. The 1993 ratio includes a restructuring charge of $1,000. Excluding the restructuring charge, the 1993 ratio of earnings to fixed charges would have been 4.22.

    The 1992 ratio is based on earnings before the cummulative effect of change in accounting principles which reduced net income by $1,793.

EXHIBIT 12

                         U S WEST Financial Services, Inc.
                        RATIO OF EARNINGS TO FIXED CHARGES
                               (Dollars in Thousands)

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                             ----------------------------
                                                                             1996      1995        1994      1993       1992
                                                                          ---------  ---------  ---------  ---------  ---------
Income before income taxes..............................................  $  16,150  $   9,125  $  12,217  $ 123,596   $ 83,283
Interest expense........................................................     21,523     29,091     40,816    144,980    150,394
Interest factor on rentals..............................................         56         56        123        789        924
                                                                          ---------  ---------  ---------  ---------  ---------
Earnings................................................................  $  37,729  $  38,272  $  53,156  $ 269,365  $ 234,601
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
Interest expense........................................................  $  21,523  $  29,091  $  40,816  $ 144,980  $ 150,394
Interest factor on rentals..............................................         56         56        123        789        924
                                                                          ---------  ---------  ---------  ---------  ---------
Fixed charges...........................................................  $  21,579  $  29,147  $  40,939  $ 145,769  $ 151,318
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges......................................       1.75       1.31       1.30       1.85       1.55
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------

Note: A Termination Agreement and Guarantee was entered into on June 24, 1994 between U S WEST, Inc., U S WEST Capital Corporation and U S WEST Financial Services, Inc. (USWFS). The Agreement terminates the Support Agreement dated January 5, 1990 whereby U S WEST, Inc. agreed to provide finaicial support to USWFS. The Agreement provides replacement financial support in the form of a direct guarantee by U S WEST of all outstanding indebtedness of USWFS.

EXHIBIT 12

                                 U S WEST, INC.
                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                          --------------------------------------------------
                                                                             1996         1995         1994         1993
                                                                          -----------  -----------  -----------  -----------
Income before income taxes, extraordinary item and cumulative effect of
  change in accounting principles.......................................   $   1,840    $   2,154    $   2,283    $     745
Interest expense (net of amounts capitalized)...........................         612          527          442          439
Interest factor on rentals (1/3)........................................          91           95           96          102
Equity losses in unconsolidated ventures (less than 50% owned)..........         168           66       --           --
Guaranteed minority interest expense....................................          55           14       --           --
                                                                          -----------  -----------  -----------  -----------
Earnings................................................................   $   2,766    $   2,856    $   2,821    $   1,286
                                                                          -----------  -----------  -----------  -----------
                                                                          -----------  -----------  -----------  -----------
Interest expense........................................................   $     680    $     599    $     486    $     439
Interest factor on rentals (1/3)........................................          91           95           96          102
Guaranteed minority interest expense....................................          55           14       --           --
Preferred stock dividends (pre-tax equivalent)..........................          15       --           --           --
                                                                          -----------  -----------  -----------  -----------
Fixed charges...........................................................   $     841    $     708    $     582    $     541
                                                                          -----------  -----------  -----------  -----------
                                                                          -----------  -----------  -----------  -----------
Ratio of earnings to combined fixed charges and preferred stock
  dividends.............................................................        3.29         4.03         4.85         2.38
                                                                          -----------  -----------  -----------  -----------
                                                                          -----------  -----------  -----------  -----------


                                                                             1992
                                                                          -----------
Income before income taxes, extraordinary item and cumulative effect of
  change in accounting principles.......................................   $   1,569
Interest expense (net of amounts capitalized)...........................         453
Interest factor on rentals (1/3)........................................          98
Equity losses in unconsolidated ventures (less than 50% owned)..........      --
Guaranteed minority interest expense....................................      --
                                                                          -----------
Earnings................................................................   $   2,120
                                                                          -----------
                                                                          -----------
Interest expense........................................................   $     453
Interest factor on rentals (1/3)........................................          98
Guaranteed minority interest expense....................................      --
Preferred stock dividends (pre-tax equivalent)..........................      --
                                                                          -----------
Fixed charges...........................................................   $     551
                                                                          -----------
                                                                          -----------
Ratio of earnings to combined fixed charges and preferred stock
  dividends.............................................................        3.85
                                                                          -----------
                                                                          -----------

    All years have been restated to exclude the capital assets segment which was discontinued as of June 1, 1993.

    The 1993 ratio is based on earnings from continuing operations before extraordinary charges associated with the decision to discontinue accounting for the operations of the Company in accordance with SFAS No. 71 of $3,123 and the early extinguishment of debt of $77. The 1993 ratio includes a restructuring charge of $1,000. Excluding the restructuring charge, the 1993 ratio of earnings to combined fixed charges and preferred stock dividends would have been 4.22.

    The 1992 ratio is based on earnings before the cumulative effect of change in accounting principles which reduced net income by $1,793.

                                       2